UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 3, 2005

VendingData Corporation
(Exact name of registrant as specified in its charter)

Nevada	00-32161	91-1696010
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6830 Spencer Street, Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 733-7195

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER INFORMATION

Item 8.01  Other Information.

On January 6, 2005, VendingData Corporation (“VendingData”) filed a Notice of Appeal in the action brought by Shuffle Master, Inc. (“Shuffle Master”) against VendingData in the United States District Court, District of Nevada (Case No. CV-S-04-1373-JCM-LRL). The Notice of Appeal to the United States Court of Appeals for the Federal Circuit related to the order issued by the United States District Court granting Shuffle Master’s motion for preliminary injunction.

On March 3, 2005, the Court of Appeals stayed the preliminary injunction granted by the United States District Court pending the disposition of VendingData’s appeal. In its order, the Court of Appeals stated that “VendingData has shown the requisite likelihood of success to obtain a stay of the injunction, pending appeal” and that “VendingData has shown that in the circumstances of this case the district court likely erred in entering a preliminary injunction without providing any analysis of the disputed claim language.”

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

                Not applicable.

(b) Pro forma financial information.

    Not applicable.

(c) Exhibits.

Exhibit 99.01. Press release dated March 4, 2005 and entitled, “VendingData™ Corporation Prevails In Obtaining Stay To Preliminary Injunction From The United States Court Of Appeals For The Federal Circuit.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VendingData Corporation
(Registrant)

Date: March 4, 2005
	By:	/s/ Douglas H. Caszatt
Douglas H. Caszatt
	Its:	Acting Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.01	Press release dated March 4, 2005 and entitled, “VendingData™ Corporation Prevails In Obtaining Stay To Preliminary Injunction From The United States Court Of Appeals For The Federal Circuit.”